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                                                                    Exhibit 23.2


                                                                 ARTHUR ANDERSEN


March 30, 2000 Santiago, Chile



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement filed on Form S-3 (Nos. 333-93885, 333-87415 and 333-76771) of report dated February 4, 2000, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica) included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 1999.


/s/ Charles A. Bunce

Charles A. Bunce                                ARTHUR ANDERSEN-LANGTON CLARKE
(Partner)


Santiago, Chile